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                                   5,000,000 Shares



                                TRAMMELL CROW COMPANY



                                     Common Stock

                              (Par Value $.01 Per Share)


                                UNDERWRITING AGREEMENT


                                  November __, 1997


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                                  November __, 1997




Morgan Stanley & Co. Incorporated
BT Alex. Brown Incorporated
Goldman, Sachs & Co.
BancAmerica Robertson Stephens
c/o Morgan Stanley & Co. Incorporated
    1585 Broadway
    New York, New York  10036

Morgan Stanley & Co. International Limited
BT Alex. Brown International, a division of Bankers Trust International PLC Goldman Sachs International
BancAmerica Robertson Stephens
c/o Morgan Stanley & Co. International Limited
    25 Cabot Square
    Canary Wharf
    London E14 4QA
    England

Dear Sirs and Madames:

         Trammell Crow Company, a Delaware corporation (the "Company"), proposes to issue and sell to the several Underwriters (as defined below), 5,000,000 shares of the common stock, par value $.01 per share, of the Company (the "Firm Shares").

         It is understood that, subject to the conditions hereinafter stated, [________] Firm Shares (the "U.S. Firm Shares") will be sold to the several U.S. Underwriters named in Schedule I hereto (the "U.S. Underwriters") in connection with the offering and sale of such U.S. Firm Shares in the United States and Canada to United States and Canadian Persons (as such terms are defined in the Agreement Between U.S. and International Underwriters of even date herewith), and [________] Firm Shares (the "International Shares") will be sold to the several International Underwriters named in Schedule II hereto (the "International Underwriters") in connection with the offering and sale of such International Shares outside the United States and Canada to persons other than United States and Canadian Persons. Morgan Stanley & Co. Incorporated ("Morgan Stanley"), BT Alex. Brown Incorporated, Goldman, Sachs & Co. and BancAmerica Robertson Stephens shall act as representatives (the "U.S. Representatives") of the several U.S. Underwriters, and Morgan Stanley & Co. International Limited, BT Alex. Brown International, a division of Bankers Trust International PLC, Goldman Sachs International and BancAmerica Robertson Stephens shall act as representatives (the "International Representatives") of the several


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International Underwriters.  The U.S. Underwriters and the International
Underwriters are hereinafter collectively referred to as the "Underwriters."

         The Company proposes to sell to the several U.S. Underwriters not more than an additional 750,000 shares of the Company's common stock, par value $.01 per share (the "Additional Shares"), if and to the extent that the U.S. Representatives shall have determined to exercise, on behalf of the U.S. Underwriters, the right to purchase such shares of common stock granted to the U.S. Underwriters in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares." The shares of common stock, par value $.01 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "Common Stock."

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement relating to the Shares. The registration statement contains two prospectuses to be used in connection with the offering and sale of the Shares: the U.S. prospectus, to be used in connection with the offering and sale of Shares in the United States and Canada to United States and Canadian Persons, and the international prospectus, to be used in connection with the offering and sale of Shares outside the United States and Canada to persons other than United States and Canadian Persons. The international prospectus is identical to the U.S. prospectus except for the outside front cover page. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "Securities Act"), is hereinafter referred to as the "Registration Statement;" the U.S. prospectus and the international prospectus in respective forms first used to confirm sales of Shares are hereinafter collectively referred to as the "Prospectus." If the Company has filed an abbreviated statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement.

         The Company hereby confirms its appointment of Morgan Stanley as, and Morgan Stanley hereby confirms its agreement with the Company to render services as, a "qualified independent underwriter" within the meaning of Rule 2720 of the National Association of Securities Dealers, Inc. (the "NASD") with respect to the offering and sale of the Shares. The Public Offering Price (as defined in Section 3 hereof) shall not be higher than the maximum price recommended by Morgan Stanley acting as "qualified independent underwriter."

         As part of the offering contemplated by this Agreement, Morgan Stanley has agreed to reserve out of the Shares set forth opposite its name on
Schedule I to this Agreement up to 250,000 Shares, for sale to the Company's employees, officers, directors

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and other parties associated with the Company (collectively, "Participants"), as set forth in the Prospectus under the heading "Underwriting" (the "Directed
Share Program"). The Shares to be sold by Morgan Stanley pursuant to the Directed Share Program (the "Directed Shares") will be sold by Morgan Stanley pursuant to this Agreement at the Public Offering Price (as defined in Section 4 below). Any Directed Shares not orally confirmed for purchase by any Participants by the end of the first business day after the date on which this Agreement is executed will be offered to the public by Morgan Stanley as set forth in the Prospectus.

         The Company and Trammell Crow Company, a Texas close corporation (the"Predecessor Company"), are collectively referred to herein as the "Companies". For purposes of this Agreement, the term "subsidiary" shall have the meaning set forth in Rule 1-02 of Regulation S-X and, as used herein and unless otherwise indicated, shall refer to a subsidiary of the Company.

         1. REPRESENTATIONS AND WARRANTIES OF THE COMPANIES. The Companies represent and warrant to and agree with each of the Underwriters that:

         (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Companies, threatened by the Commission.

         (b) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

         (c) Each of the Companies has been duly incorporated, is validly existing as a corporation or in good standing under the laws of the jurisdiction of its incorporation or organization, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly

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    qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Companies and their subsidiaries, taken as a whole.

         (d) Each "significant subsidiary" (as such term is defined in Rule 1-02 of Regulation S-X) of the Companies, including but not limited to the subsidiaries listed on Schedule III to this Agreement (each a "Significant Subsidiary" and, collectively, the "Significant Subsidiaries"), has been duly incorporated or organized, is validly existing as a corporation or partnership, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or organization, has all power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Companies and their subsidiaries, taken as a whole; all of the issued shares of capital stock of each Significant Subsidiary which is a corporation have been duly and validly authorized and issued, are fully paid and non-assessable, all of the partnership interests of each Significant Subsidiary which is a partnership have been duly and validly authorized and issued, and all of the shares of capital stock or partnership interests in any Significant Subsidiary (except as set forth in the Registration Statement and the Prospectus) are owned directly or indirectly by the Company or the Predecessor Company, as the case may be, free and clear of all liens, encumbrances, equities or claims.

         (e) This Agreement has been duly authorized, executed and delivered by the Companies.

         (f) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

         (g) The Shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

         (h) The Shares have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

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         (i)  The financial statements (together with the related notes thereto) of the Predecessor Company and Doppelt & Company ("Doppelt") included in the Registration Statement present fairly the financial position of the Predecessor Company and Doppelt, respectively, and each of their respective subsidiaries as of the respective dates of such financial statements, and the results of operations and cash flows of the Predecessor Company and Doppelt, respectively, and each of their respective subsidiaries for the respective periods covered thereby, all in conformity with generally accepted accounting principles consistently applied throughout the periods involved. The balance sheet (together with the related notes thereto) of the Company included in the Registration Statement presents fairly the financial position of the Company and its subsidiaries as of the date of such balance sheet, in conformity with generally accepted accounting principles consistently applied throughout the period involved. The pro forma consolidated financial statements included in the Prospectus have been prepared in accordance with Article 11 of Regulation S-X with respect to pro forma financial statements, have been properly complied on the pro forma basis described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate under the circumstances.

         (j) None of the Companies or any of their subsidiaries is in violation of its certificate of incorporation or certificate of partnership, as the case may be, or its by-laws or partnership agreement, as the case may be, or, except as would not have a material adverse effect on the Companies and their subsidiaries, taken as a whole, in default in the performance or observance of any obligation, agreement. covenant or condition contained in any agreement or other instrument binding upon the Companies or any of their respective subsidiaries. The conduct of the business of the Companies and their respective subsidiaries is and has been in compliance with applicable foreign, federal, state and local laws and regulations, except where the failure to be in compliance would not, singly or in the aggregate, have a material adverse effect on the Companies and their subsidiaries, taken as a whole.

         (k) The execution and delivery by the Companies of, and the performance by the Companies of their obligations under, this Agreement and the consummation by the Companies of the Reincorporation Transactions (as defined in the Prospectus under the caption "The Company") will not contravene any provision of applicable law or the certificate of incorporation, by-laws or other organizational documents of either of the Companies or any of their Significant Subsidiaries, or any agreement or other instrument binding upon any of the Companies or any of their Significant Subsidiaries that is material to the Companies and their subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over any of the Companies or their Significant Subsidiaries and no consent, approval, authorization or order of, or qualification with, any governmental

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    body or agency is required for the performance by the Companies of their obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states or of any jurisdiction outside the United States in connection with the offer and sale of the Shares.

         (l) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Companies and their subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

         (m) There are no legal or governmental proceedings pending or, to the knowledge of the Companies, threatened to which any of the Companies or their subsidiaries is a party or to which any of the properties of any of the Companies or their subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

         (n) Each of the Company, the Predecessor Company and their respective subsidiaries has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to obtain or file would not have a material adverse effect on the Companies and their subsidiaries, taken as a whole.

         (o) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

         (p) Neither the Company nor the Predecessor Company is, and, after giving effect to the Reincorporation Transactions, the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, the Company will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

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         (q)  At the time the Registration Statement became effective, the
    Shares were registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Shares have been authorized for listing on the New York Stock Exchange, subject only to official notice of issuance.

         (r) The Companies and their subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety (including occupational health and safety), the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Companies and their subsidiaries, taken as a whole.

         (s) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Companies and their subsidiaries, taken as a whole.

         (t) There are no contracts, agreements or understandings between any of the Companies and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company (except for (i) the Investment Agreement, dated as of December 7, 1994, by and between the Predecessor Company and J. McDonald Williams as successor to JCP Family Limited Partnership, (ii) the Stockholders Agreement (as defined in the Prospectus), and (iii) the Doppelt Stockholders Agreement (as defined in the Prospectus)), and there are no contracts, agreements or understandings between the Company or the Predecessor Company and any person granting such person the right to require the Company or the Predecessor Company to include such securities with the Shares registered pursuant to the Registration Statement.

         (u) Except as described in the Registration Statement and the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (1) the Companies and their subsidiaries have not incurred any material liability or obligation or entered into any material transaction not in the ordinary course of business; (2) the Company has not purchased any of its

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    outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (3) there has not been any material change in the capital stock, short-term debt or long-term debt of the Companies and their subsidiaries, except in each case as described in or contemplated by the Prospectus.

         (v) The Companies and their subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them in each case which is material to the business of the Companies and their subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Companies and their subsidiaries; and any real property and buildings held under lease by any of the Companies or their subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made of such property and buildings by the Companies and their subsidiaries, in each case except as described in or contemplated by the Prospectus.

         (w) The Companies and their subsidiaries own, possess, have licensed for use as described in the Registration Statement and the Prospectus, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and none of the Companies or their subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Companies and their subsidiaries, taken as a whole.

         (x) The Companies and their Significant Subsidiaries have filed all material foreign, federal and state income and franchise tax returns and have paid all material taxes shown as due thereon, and there is no tax deficiency that has been asserted against the Companies or their properties or assets that would have a material adverse effect on the Companies and their subsidiaries, taken as a whole.

         (y) No material labor dispute with the employees of the Companies or any of their subsidiaries exists, except as described in or contemplated by the Prospectus, or, to the knowledge of the Companies, is imminent.

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         (z)  The Companies and each of their subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; none of the Companies or any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Companies nor any such subsidiary has any reason to believe that they will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their business at a cost that would not have a material adverse effect on the Companies and their subsidiaries, taken as a whole.

         (aa) Each of the Companies and their respective subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management's general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (3) access to assets is permitted only in accordance with management's general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (bb) All offers, sales or other issuances of the Company's capital stock prior to the date hereof were at all relevant times exempt from the registration requirements of the Securities Act and were duly registered, or the subject of an available exemption from registration, under applicable state securities or Blue Sky laws.

         (cc) Following the Reincorporation Transactions, as defined in and as described in the Prospectus under the caption "The Company," neither the Predecessor Company's ability to distribute any cash or property to the Company, nor the Company's ability to receive any such distributions from the Predecessor Company, will be impeded by any law or agreement.

         (dd) There are no relationships or transactions between the Company, the Predecessor Company or any of their respective subsidiaries, on the one hand, and their respective affiliates, officers and directors or their shareholders, customers or suppliers on the other hand which, although required to be disclosed, are not disclosed or reflected in the Prospectus.

         Furthermore, the Companies represent and warrant to Morgan Stanley that (i) the Registration Statement, the Prospectus and any preliminary prospectus comply, and any further amendment or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus or any preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed

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Share Program, (ii) no authorization, approval, consent, license, order, registration or qualification of or with any government, governmental instrumentality or court, other than such as have been obtained, is necessary under the securities laws and regulations of foreign jurisdictions in which the Directed Shares are offered outside the United States, and (iii) the Companies have not offered, or caused the Underwriters to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (a) a customer or supplier of the Company or the Predecessor Company to alter the customer's or supplier's level or type of business with the Company, or (b) a trade journalist or publication to write or publish favorable information about the Company, the Predecessor Company or their products.

         2. AGREEMENTS TO SELL AND PURCHASE. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) set forth in Schedules I and II hereto opposite its names at U.S.$_____ a Share (the "Purchase Price").

         On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the U.S. Underwriters the Additional Shares, and the U.S. Underwriters shall have a one-time right to purchase, severally and not jointly, up to [________] Additional Shares at the Purchase Price. If the U.S. Representatives, on behalf of the U.S. Underwriters, elect to exercise such option, the U.S. Representatives shall so notify the Company in writing not later than 30 days after the date of this Agreement, which notice shall specify the number of Additional Shares to be purchased by the U.S. Underwriters and the date on which such shares are to be purchased. Such date may be the same as the Closing Date but not earlier than the Closing Date nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each U.S. Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the U.S. Representatives may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the number of U.S. Firm Shares set forth in Schedule I hereto opposite the name of such U.S. Underwriter bears to the total number of U.S. Firm Shares.

         The Company hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of

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Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or
(ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the sale of the Shares to the Underwriters hereunder, (B) the issuance by the Company of shares of Common Stock upon the exercise of an option or a warrant or the conversion of a security outstanding on the date of the Prospectus of which the Underwriters have been advised in writing or (C) stock or stock option issuances by the Company pursuant to employee benefit plans existing as of the date of the Prospectus of which the Underwriters have been advised in writing.

         3. TERMS OF PUBLIC OFFERING. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Shares are to be offered to the public initially at U.S.$________ a share (the "Public Offering Price") and to certain dealers selected by you at a price that represents a concession not in excess of U.S.$_______ a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of U.S.$________ a share, to any Underwriter or to certain other dealers.

         4. PAYMENT AND DELIVERY. Payment for the Firm Shares shall be made by wire transfer of immediately available funds to an account designated by the Company against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 A.M., New York City time, on _________, 1997, or at such other time on the same or such other date, not later than____________, 1997, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "Closing Date."

         Payment for any Additional Shares shall be made to the Company by wire transfer of immediately available funds to an account designated by the Company against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 A.M., New York City time, on the date specified in the notice described in Section 2 or at such other time on the same or on such other date, in any event not later than _____________, 1997, as shall be designated in writing by the U.S. Representatives. The time and date of such payment are hereinafter referred to as the "Option Closing Date."

         Certificates for the Firm Shares and Additional Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and Additional Shares shall be

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delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

         5. CONDITIONS TO THE UNDERWRITERS' OBLIGATIONS. The obligations of the Company to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than 5:30 p.m. (New York City time) on the date hereof.

         The several obligations of the Underwriters are subject to the following further conditions:

         (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

              (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Companies' securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

              (ii) there shall not have occurred any change, or any development reasonably likely to result in a change, in the condition, financial or otherwise, or in the earnings, business or operations of the Companies and their subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

         (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed on behalf of the Companies by an executive officer of the Companies, (i) to the effect that the representations and warranties of the Companies contained in this Agreement are true and correct as of the Closing Date and that the Companies have complied with all of the agreements and satisfied all of the conditions on their part to be performed or satisfied hereunder on or before the Closing Date, and (ii) setting forth all jurisdictions in which the conduct of the Company's business or its ownership or leasing of property requires that each of the Companies or their subsidiaries be qualified to transact business, except to the extent that the failure to be so qualified would not have a material adverse effect on the Companies, or their subsidiaries, taken as a whole.

         (c) The Underwriters shall have received on the Closing Date an opinion of Vinson & Elkins, outside counsel for the Companies, dated the Closing Date, to the effect that:

              (i) each of the Companies has been duly incorporated and is validly existing and in good standing under the laws of the jurisdiction of its incorporation with the power and authority to own its property and conduct its business as described in the Prospectus; and each of the Companies is duly qualified to transact business and, based solely upon such counsel's review of "good standing" certificates of such states, is in good standing in each jurisdiction set forth in the certificate provided pursuant to 5(b)(ii) hereto;

              (ii) each Significant Subsidiary set forth on Schedule III to this Agreement has been duly incorporated or organized and is validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the power and authority to own its property and to conduct its business as described in the Prospectus; and is qualified to transact business and, based solely upon such counsel's review of "good standing" certificates of such states, is in good standing in each jurisdiction set forth in the certificate provided pursuant to 5(b)(ii) hereto;

              (iii) the authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus;

              (iv) the shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable;

              (v) all of the outstanding partnership interests or issued shares of capital stock of each Significant Subsidiary set forth on
         Schedule III to this Agreement have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, other than as described in the Prospectus;

              (vi) the Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights;

              (vii) this Agreement has been duly authorized, executed and delivered by each of the Companies;

              (viii) the execution and delivery by each of the Companies of, and the performance by each of the Companies of its obligations under, this Agreement and the consummation of the Reincorporation Transactions described in the Prospectus under the caption "The Company" will not contravene any provision of applicable law or the certificate of incorporation or by-laws or other organizational documents of the Companies or the Significant Subsidiaries set forth on Schedule III to this Agreement or any agreement or other instrument binding upon any of the Companies or their subsidiaries that is material to the Companies and their subsidiaries, taken as a whole, or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over any of the Companies or their respective subsidiaries, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Companies of their obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states or the securities laws of foreign jurisdictions in connection with the offer and sale of the Shares by the Underwriters;

              (ix) the statements (A) in the Prospectus under the captions "The Company," "Management," "Description of Capital Stock" and "Underwriting," and (B) in the Registration Statement in Items 14 and 15, insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

              (x) to such counsel's knowledge, and without having investigated governmental records or court dockets, there are no legal or governmental proceedings pending or threatened to which the Companies or any of their subsidiaries is a party that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

              (xi) neither the Company nor the Predecessor Company is and, after giving effect to the Reincorporation Transactions, the offering and sale of the Shares and the application of the proceeds thereof as described in the

         Prospectus, the Company will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended; and

              (xii) the Registration Statement, as of its effective date, and the Prospectus, as of its date, appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the rules and regulations promulgated thereunder, except that, in each case, such counsel need not express any opinion as to the financial statements, schedules and other financial or statistical data included therein or excluded therefrom or the exhibits to the Registration Statement, and such counsel need not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus (other than to the extent specified in paragraphs (iii) and (ix) above).

              In addition, such counsel shall state (i) that they have participated in conferences with officers and other representatives of the Companies, representatives of the Underwriters and their counsel at which the contents of the Registration Statement and the Prospectus and related matters were discussed and (ii) although they have not verified and are not passing upon the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus, on the basis of the foregoing (relying as to materiality to a large extent upon the opinions of officers and other representatives of the Companies), that no fact has come to their attention that cause them to believe that (a) the Registration Statement, as of the time it became effective under the Act, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (b) the Prospectus, was as of its date and as of the date of the Closing, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading (expressing no view, belief or comment with respect to the form, accuracy, completeness or fairness of the financial statements, notes or schedules thereto or other financial data or information included in the Registration Statement or the Prospectus).

         (d) The Underwriters shall have received on the Closing Date an opinion of Shearman & Sterling, counsel for the Underwriters, dated the Closing Date, covering the matters referred to in subparagraphs (vi),
    (vii), (ix) (but only as to the statements in the Prospectus under "Description of Capital Stock" and "Underwriting") and (xii) of paragraph
    (c) above, as well as a statement covering the matters referred to in the last unnumbered subparagraph of paragraph (c) above.

         With respect to subparagraph (xii) of paragraph (c) above, Vinson & Elkins and Shearman & Sterling may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.

         The opinion of Vinson & Elkins described in paragraph (c) above, shall be rendered to the Underwriters at the request of the Company and shall so state therein.

         (e) The Underwriters shall have received, on each of the date hereof and the Closing Date, letters dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Ernst & Young, independent public accountants with respect to the Company, the Predecessor Company and their respective subsidiaries, and with respect to Doppelt, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided that the letters delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

         (f) The "lock-up" agreements, each substantially in the form of Exhibit A hereto, between you and each of the shareholders and between you and each of the officers listed under the caption "Management" in the Prospectus and each of the directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

         (g) The Reincorporation Transactions (as defined in the Prospectus under the caption "The Company") shall have been consummated in the manner set forth in the Prospectus.

         (h) The Common Stock shall have been registered under the Exchange Act, and the Shares shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

         (i) The Replacement Facility described in the Prospectus shall have been executed and delivered by the parties thereto and shall be in full force and effect, subject only to the closing of the sale of the Firm Shares to the Underwriters, the payment in full of the Existing Credit Facility (as defined in the Prospectus) and the pledge to NationsBank of certain collateral currently pledged to secure the Existing Credit Facility.

         (j) The Underwriters shall have received such other documents and certificates as are reasonably requested by you or your counsel.

         (k) The several obligations of the U.S. Underwriters to purchase Additional Shares hereunder are subject to the delivery to the U.S. Representatives on the Option Closing Date of such documents as they may reasonably request with respect to the good standing of the Company, the due authorization and sale of the Additional Shares and other matters related to the sale of the Additional Shares.

         6. COVENANTS OF THE COMPANY. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

         (a) To furnish to you, without charge, eight (8) signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in paragraph (c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

         (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

         (c) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

         (d) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

         (e) To make generally available to the Company's security holders and to you as soon as practicable an earning statement covering the twelve-month period ending December 31, 1998 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

         (f) To use the net proceeds received by it from the sale of the Shares in the manner specified in the Prospectus under "Use of Proceeds."

         (g) That in connection with the Directed Share Program, the Companies will ensure that the Directed Shares will be restricted to the extent (i) required by the NASD or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement and (ii) the Company is advised by Morgan Stanley of the Participants which will need to be so restricted. The Companies will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time.

         (h) To pay all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program.

         Furthermore, the Companies covenant with Morgan Stanley that the Company will, and the Predecessor Company will cause the Company to, comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed Shares are offered by the Company in connection with the Directed Share Program.

         7. EXPENSES. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Companies agree to pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Companies' counsel and the Companies' accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the NASD and all filing fees and the reasonable fees and disbursements of counsel to Morgan Stanley in its capacity as "qualified independent underwriter," (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to listing the Shares on the New York Stock Exchange, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Companies relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Companies, travel and lodging expenses of the representatives and officers of the Companies and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) all expenses in connection with any offer and sale of the Shares outside of the United States, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with offers and sales outside of the United States, and (x) all other costs and expenses incident to the performance of the obligations of the Companies hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 6(h), Section 8 entitled "Indemnity and Contribution", and the last paragraph of
Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

         8. INDEMNITY AND CONTRIBUTION. (a) The Company and the Predecessor Company agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein; PROVIDED, HOWEVER, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Companies shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Companies with Section 6(a) hereof.

         (b) The Company and the Predecessor Company agree to indemnify and hold harmless Morgan Stanley and each person, if any, who controls Morgan Stanley within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act ("Morgan Stanley Entities"), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in the prospectus wrapper material prepared by or with the consent and participation of the Companies for distribution in foreign jurisdictions in connection with the Directed Share Program attached to the Prospectus or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, when considered in conjunction with the Prospectus or any applicable preliminary prospectus, not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of the Shares which, immediately following the effectiveness of the Registration Statement, were subject to a properly confirmed agreement to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program, provided that, neither the Company nor the Predecessor Company shall be responsible under this subparagraph (iii) for any losses, claim, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of Morgan Stanley Entities.

         The Company and the Predecessor Company also agree to indemnify and hold harmless the Morgan Stanley Entities from and against any and all losses, claims, damages, liabilities and judgments incurred as a result of Morgan Stanley's participation as a "qualified independent underwriter" within the meaning of Rule 2720 of the National Association of Securities Dealers' Conduct Rules in connection with the offering of the Shares, except for any losses, claims, damages, liabilities, and judgments resulting from Morgan Stanley's, or such controlling person's, willful misconduct.

         (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Companies, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

         (d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to paragraph (a), (b) or (c) of this Section
8, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred.
Such firm shall be designated in writing by Morgan Stanley in the case of parties indemnified pursuant to Sections 8(a) and 8(b), and by the Company in the case of parties indemnified pursuant to Section 8(c). Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to paragraph (b) of this Section 8 in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for (x) the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for Morgan Stanley for the defense of any losses, claims, damages and liabilities arising out of the Directed Share Program, and all persons, if any, who control Morgan Stanley within the meaning of either Section 15 of the Act of Section 20 of the Exchange Act and (y) the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for Morgan Stanley in its capacity as a "qualified independent underwriter" and all persons, if any, who control Morgan Stanley within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act.
The
indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second, third and fifth sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

         (e)  To the extent the indemnification provided for in paragraph (a),
(b) or (c) of this Section 8 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Companies on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Companies on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Companies on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Companies on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Companies or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

         (f) The Companies and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (e) of this Section 8.
The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

         (g)  The indemnity and contribution provisions contained in this
Section 8 and the representations, warranties and other statements of the Companies contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, or the Companies, their respective officers or directors or any person controlling either of the Companies and (iii) acceptance of and payment for any of the Shares.

         9. TERMINATION. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses (a)(i) through (iv), such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

         10. EFFECTIVENESS; DEFAULTING UNDERWRITERS. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

         If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I or Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on the Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the

Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

         11. COUNTERPARTS. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         12. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

         13. HEADINGS. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                             Very truly yours,

                             TRAMMELL CROW COMPANY, a Delaware corporation


                             By:
                                -------------------------------------------
                                  Name:
                                  Title:


                             TRAMMELL CROW COMPANY, a Texas close corporation


                             By:
                                --------------------------------------------
                                  Name:
                                  Title:

Accepted as of the date hereof

Morgan Stanley & Co. Incorporated
BT Alex. Brown Incorporated
Goldman, Sachs & Co.
BancAmerica Robertson Stephens

Acting severally on behalf
of themselves and the
several U.S. Underwriters
named in Schedule I hereto.

    By  Morgan Stanley & Co. Incorporated


    By
       ---------------------------------------
       Name:
       Title:


Morgan Stanley & Co. International Limited
BT Alex. Brown International, a division of Bankers Trust International PLC Goldman Sachs International
BancAmerica Robertson Stephens

Acting severally on behalf
of themselves and the
several International Underwriters
named in Schedule II hereto.

    By  Morgan Stanley & Co. International Limited


    By
       ---------------------------------------
       Name:
       Title:

                                      SCHEDULE I

                                  U.S. UNDERWRITERS


                                                        Number of
                                                       Firm Shares
         Underwriter                                  To be Purchased
        ---------------                              ----------------
Morgan Stanley & Co. Incorporated
BT Alex. Brown Incorporated
Goldman, Sachs & Co.
BancAmerica Robertson Stephens
[NAMES OF OTHER UNDERWRITERS]
                                                      -------------
    Total U.S. Firm Shares
                                                      -------------
                                                      -------------

                                     SCHEDULE II

                              INTERNATIONAL UNDERWRITERS


                                                         Number of
                                                         Firm Shares
              Underwriter                              To be Purchased
             -------------                           -------------------
Morgan Stanley & Co. International
Limited

BT Alex. Brown International, a division of
Bankers Trust International PLC

Goldman Sachs International
BancAmerica Robertson Stephens

[NAMES OF OTHER UNDERWRITERS]
                                                           ------------
    Total International Firm Shares
                                                           ------------
                                                           ------------

                                     SCHEDULE III

                 IDENTIFIED SIGNIFICANT SUBSIDIARIES OF THE COMPANIES

                                                                       EXHIBIT A



                               [FORM OF LOCK-UP LETTER]



                                                           ___________, 1997



Morgan Stanley & Co. Incorporated
BT Alex. Brown Incorporated
Goldman, Sachs & Co.
BancAmerica Robertson Stephens
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York  10036

Morgan Stanley & Co. International Limited
BT Alex. Brown International, a division of Bankers Trust International PLC Goldman Sachs International
BancAmerica Robertson Stephens
c/o Morgan Stanley & Co. International Limited
25 Cabot Square
Canary Wharf
London E14 4QA
England

Dear Sirs and Madames:

         The undersigned understands that Morgan Stanley & Co. Incorporated ("Morgan Stanley"), Morgan Stanley & Co. International Limited ("MSIL"), BT Alex. Brown Incorporated, BT Alex. Brown International, a division of Bankers Trust International PLC, Goldman, Sachs & Co., Goldman Sachs International and BancAmerica Robertson Stephens (collectively, the "Underwriters") propose to enter into an Underwriting Agreement (the "Underwriting Agreement") with Trammell Crow Company, a Delaware corporation (the "Company") and Trammell Crow Company, a Texas close corporation (the "Predecessor Company"), providing for the public offering (the "Public Offering") by the several Underwriters, of 5,000,000 (plus 750,000 shares subject to the Underwriters' over-allotment option) shares (the "Shares") of the common stock, par value $.01 per share, of the Company (the "Common Stock").

         To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, the undersigned will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus relating to the Public Offering (the "Prospectus"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (provided that such shares or securities are either now owned by the undersigned or are hereafter acquired prior to or in connection with the Public Offering), or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the exercise of an option or a warrant or the conversion of a security outstanding on the date of the Prospectus of which the Underwriters have been advised in writing (b) stock or stock option issuances by the Company pursuant to existing employee benefit plans, (c) the pledge of shares of Common Stock by certain employees and directors to the Company's secured creditors as described in the Prospectus; (d) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering; or (e) the transfer of shares of Common Stock by the undersigned to the following: (i) if the undersigned is an individual, a member of the immediate family of the undersigned, if any, or a trust whose sole beneficiaries are members of the immediate family of the undersigned, or a partnership whose sole partners are members of the immediate family of the undersigned; and (ii) if the undersigned is a trust, any member of the immediate family of the undersigned that is the grantor or trustee of the trust; provided, however, that the undersigned shall first require any transferee described in clause (d)(i) or (d)(ii) to execute a copy of this letter prior to such transfer. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, the undersigned will not, during the period commencing on the date hereof and ending 180 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

         Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

                                  Very truly yours,


                                  ----------------------------
                                  (Name)

                                  ----------------------------
                                  (Address)


                                         A-2